N-CSR Item 10 - Exhibits: Certifications EX-99.906CERT

                            SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C.ss. 1350, the undersigned officers of Federated Managed Allocation Portfolio on behalf of Federated Managed Conservative Growth
Portfolio, Federated Managed Growth Portfolio, Federated Managed Income Portfolio, Federated Managed Moderate Growth Portfolio (the "Registrant"), hereby certify, to the best of our knowledge, that the Registrant's Report on Form N-CSR for the period ended 5/31/03 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Dated: July 28, 2003

/s/ J. Christopher Donahue

Title: President, Principal Executive Officer



Dated: July 28, 2003

/s/ Richard J. Thomas

Title: Treasurer, Principal Financial Officer

This certification is being furnished solely pursuant to 18 U.S.C.ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.